Exhibit 4.2

EXECUTION VERSION

MEDICIS PHARMACEUTICAL CORPORATION

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 16, 2012

to

INDENTURE

Dated as of May 16, 2012

Deutsche Bank Trust Company Americas

Trustee

1.375% Convertible Senior Notes due 2017

i

ii

EXHIBIT

Exhibit A	Form of Note	A-1

iii

First Supplemental Indenture dated as of May 16, 2012 (this “Supplemental Indenture”) between Medicis Pharmaceutical Corporation, a company incorporated under the laws of Delaware (“Company”) and Deutsche Bank Trust Company Americas, a New York banking corporation (“Trustee”) supplementing the Indenture dated as of May 16, 2012, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 2.2 of the Base Indenture provides for the Company to issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions, supplemental indentures or Officer’s Certificates;

WHEREAS, the Company has duly authorized the issuance of a single Series of Securities designated as its 1.375% Convertible Senior Notes due 2017 (the “Notes”), initially in an aggregate principal amount not to exceed $500,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture shall have the respective meanings specified in this Section 1.01, and to the extent applicable, supersede the definition thereof in the Base Indenture. All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.03.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Average Market Price” means, on any date, the average of the Closing Sale Prices per share of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding such date.

“Averaging Period” shall have the meaning specified in Section 8.04(e).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(b)(i). Deutsche Bank Trust Company Americas, as Conversion Agent, shall initially act as the Bid Solicitation Agent.

“Business Day” means, with respect to any Note, any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Cash Percentage” shall have the meaning specified in Section 8.02(a)(i).

A “Change in Control” will be deemed to have occurred if any of the following occurs after the time the Notes are originally issued:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property, other than a merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided that any transaction described in clause (B) pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Company’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”; or

(c) the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the Indenture).

Notwithstanding the foregoing, transactions under clause (a) or (b) above will not constitute a “Change in Control” if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a transaction otherwise constituting a Change in Control under clause (a) or (b) above consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded or quoted immediately following the completion of the transaction, and, as a result of the completion of the transaction such consideration becomes the Reference Property for the Notes pursuant to Section 8.07 (the exception referred to in this flush paragraph, the “Listed Stock Exception”).

“Clause A Distribution” shall have the meaning specified in Section 8.04(c).

“Clause B Distribution” shall have the meaning specified in Section 8.04(c).

“Clause C Distribution” shall have the meaning specified in Section 8.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The New York Stock Exchange or, if the Common Stock is not listed for trading on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing per share sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Equity” of any person means Capital Stock of such person that is generally entitled (a) to vote in the election of directors of such person or (b) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Common Stock” means the Class A common stock of the Company, par value $0.014 per share, at the date of this Supplemental Indenture, subject to Section 8.07.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 8.02(c).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Period” with respect to any Note means (a) if the relevant Conversion Date occurs prior to March 1, 2017, the 30 consecutive Trading-Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date; and (b) if the relevant Conversion Date occurs on or after March 1, 2017, the 30 consecutive Trading-Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 8.01(a).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Corporate Trust Services, Administrator for Medicis Pharmaceutical Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each Trading Day during the Conversion Period, one-thirtieth (1/30th) of the product of (a) the applicable Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Net Settlement Amount” means, for each Trading Day during the Conversion Period:

(a) if the Company does not elect a Cash Percentage as set forth herein, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Par Amount, divided by (ii) the Daily VWAP for such Trading Day;

(b) if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and the Daily Par Amount; or

(c) if the Company elects a Cash Percentage of less than 100% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion Value and the Daily Par Amount and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x)(A) the difference between the Daily Conversion Value and the Daily Par Amount, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily Par Amount” means one-thirtieth (1/30th) of $1,000.

“Daily Settlement Amount” for each $1,000 aggregate principal amount of Notes validly surrendered for conversion, and for each Trading Day during the Conversion Period, will consist of:

(a) a cash payment equal to the lesser of (x) the Daily Conversion Value for such Trading Day and (y) the Daily Par Amount; and

(b) if the Daily Conversion Value for such Trading Day exceeds the Daily Par Amount, the Daily Net Settlement Amount.

“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property into which the Common Stock has been converted, if applicable) means, in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page MRX.N Equity AQR (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property into which the Common Stock has been converted, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of Common Stock (or other Reference Property) on such Trading Day as determined in good faith by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to the Notes.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Effective Date” shall have the meaning specified in Section 8.03(c).

“Event of Default” shall have the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning specified in Section 8.04(e).

“Expiration Time” shall have the meaning specified in Section 8.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” in substantially the form attached as Attachment 3 to the form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” in substantially the form attached as Attachment 2 to the form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” in substantially the form attached as Attachment 1 to the form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2012.

“Listed Stock Exception” shall have the meaning specified in the definition of Change in Control in this Section 1.01.

“Make-Whole Adjustment Event” means any (a) Change in Control (determined after giving effect to any exceptions to or exclusions from such definition, but without giving effect to the proviso in clause (b) of the definition thereof) and (b) any Termination of Trading.

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means June 1, 2017.

“Measurement Period” shall have the meaning specified in Section 8.01(b)(i).

“Merger Common Stock” shall have the meaning specified in Section 8.07(b).

“Merger Event” shall have the meaning specified in Section 8.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Closing Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Closing Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Closing Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“open of business” means 9:00 a.m. (New York City time).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 2.10 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.8 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.8 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 8 and required to be cancelled pursuant to Section 2.06; and

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.07.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.8 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated May 10, 2012, as supplemented by the pricing term sheet dated May 10, 2012, relating to the offering and sale of the Notes.

“Reference Property” shall have the meaning specified in Section 8.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a Business Day.

“Settlement Notice” has the meaning specified in Section 8.02(a)(i).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of a “significant subsidiary” in Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

“Specified Corporate Change” shall have the meaning specified in Section 8.01(b)(ii)(C).

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” shall have the meaning specified in Section 8.03(c).

“Successor Company” shall have the meaning specified in Section 7.02(a).

A “Termination of Trading” will be deemed to have occurred if shares of the Common Stock, or shares of any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock then constituting Reference Property pursuant to the terms of the Indenture, are not listed for trading on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or quoted on an established automated over-the-counter trading market in the United States.

“Trading Day” means a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that for the purposes of determining settlement amounts only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Notes means, on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects and provides to the Bid Solicitation Agent; provided that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided further that, at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent nationally recognized securities dealer, (ii) the Company fails to request the Bid Solicitation Agent to obtain bids when required or (iii) if the Company requests the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, then, in each case, the Trading Price of the Notes on such date of determination or on each Trading Day of such failure (as the case may be) will be deemed to be less than 98% of the Closing Sale Price of the Common Stock on such date multiplied by the then-current Conversion Rate. The Bid Solicitation Agent shall not be liable to the Company or to any Holders of the Notes for any bids it obtains or any failure to obtain bids from dealers selected by the Company.

“Trigger Event” shall have the meaning specified in Section 8.04(c).

“Trustee” means the person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder.

“Underwriters” means Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

“unit of Reference Property” shall have the meaning specified in Section 8.07(a).

“Valuation Period” shall have the meaning specified in Section 8.04(c).

Section 1.02. References to Interest.

Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture.

This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02. Designation and Amount.

The Notes shall be designated as the “1.375% Convertible Senior Notes due 2017.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $500,000,000, subject to Section 2.07 hereof and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 hereof, Section 2.8 of the Base Indenture and Section 8.02 and Section 9.03 of this Supplemental Indenture. The registered Holder of a Note will be deemed as the owner of it for all purposes, subject to Section 2.05(d) hereof.

Section 2.03. Form of Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the Holder of such Notes in accordance with the Indenture.

Section 2.04. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b) The person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes at the office of the Trustee, or at the Company’s option, by check mailed to the Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of Notes, by wire transfer to the account designated by such holder); and (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent in writing to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05. Exchange and Registration of Transfer of Notes; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Supplemental Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law or permitted pursuant to Section 8.02(d) or Section 8.02(e).

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 9.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more global Securities to which the provisions of Section 2.14 of the Base Indenture apply (each, a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(d) Section 2.14.2 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the

Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall, in accordance with the procedures of the Depositary, execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.”

Section 2.06. Cancellation of Notes Paid, Converted, Etc.

The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to the Company or the Company’s Agents, Subsidiaries or Affiliates, to be surrendered to the Trustee for cancellation pursuant to Section 2.12 of the Base Indenture. All Notes delivered to the Trustee shall be canceled promptly by it and may not be reissued or resold, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.07. Additional Notes; Repurchases.

The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 10.5 of the Base Indenture. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.06 and they will no longer be considered “outstanding” under the indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Articles III, VIII and XI of the Base Indenture.

(a) Article VIII of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in its entirety Article VIII of the Base Indenture and all references in the Base Indenture to Article VIII thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

(b) Articles III and XI of the Base Indenture shall not apply to the Notes.

Section 3.02. Satisfaction and Discharge.

This Supplemental Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when Section 3.03 (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid in accordance with Section 2.8 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Supplemental Indenture by the Company; and Section 3.04 the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.7 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest.

The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency.

The Company will maintain in The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in The City of New York.

The Company may from time to time vary or terminate the appointment of the Note Registrar, Paying Agent or Conversion Agent, appoint additional Paying Agents or Conversion Agents, approve any change in the office through which any Note Registrar or any Paying Agent or Convergent Agent acts. The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall, subject to the requirements of any applicable abandoned property laws, be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such

Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Reports.

(a) This Section 4.05 shall supersede Section 4.2 of the Base Indenture and all references in the Base Indenture to Section 4.2 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 4.05. The Company shall file with the Trustee and with the Holders within 15 calendar days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and the Holders for purposes of this Section 4.05 at the time such documents are filed via the EDGAR system. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system (or such successor thereto). Delivery of the reports and documents described in this Section 4.05 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.06. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default.

This Section 5.01 shall, with respect to the Notes, supersede in its entirety Section 6.1 of the Base Indenture and all references in the Base Indenture to Section 6.1 thereof shall, with respect to the Notes, be deemed to be references to this Section 5.01. The following events shall be “Events of Default” with respect to the Notes:

(a) failure by the Company to pay the principal of any Note when due;

(b) failure by the Company to pay or deliver, as the case may be, the Conversion Obligation owing upon conversion of any note (including any additional shares) within five calendar days;

(c) failure by the Company to pay any interest on any Note when due, and such failure continues for 30 days;

(d) failure by the Company to pay the Fundamental Change Repurchase Price of any Note when due;

(e) failure by the Company to timely provide a Fundamental Change Company Notice in accordance with Section 9.01(c), a notice of a Make-Whole Adjustment Event or a notice of a specified corporate event in accordance with Section 8.03 or Section 8.01(b)(ii)(C), in each case when due;

(f) failure by the Company to perform any other covenant required of the Company in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a) through (e) above) and such failure continues for 60 days after notice is given in accordance with the Indenture;

(g) any indebtedness for money borrowed by, or any other payment obligation of, the Company, any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, in an outstanding principal amount, individually or in the aggregate, in excess of $25,000,000 is not paid at final maturity (or when otherwise due or is accelerated), and such indebtedness is not discharged (or such default in payment or acceleration is not cured or rescinded) within 30 days after written notice as provided in the Indenture;

(h) the Company fails or any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25,000,000, if the judgments are not paid, discharged or stayed within 30 days;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; and

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 5.02. Acceleration, Rescission and Annulment.

This Section 5.02 shall, with respect to the Notes, supersede in its entirety Section 6.1 of the Base Indenture and all references in the Base Indenture to Section 6.1 thereof shall, with respect to the Notes, be deemed to be references to this Section 5.02. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company or any Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes) and amounts due to the Trustee pursuant to Section 7.7 of the Base Indenture and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Supplemental Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.03. Additional Interest.

Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.05 shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs to, but not including, the 181st day thereafter and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Event of Default is continuing beginning on, and including, the 181st day after date on which such Event of Default first occurs to, but not including, the 361st day thereafter (or, if applicable, in either (x) or (y), the earlier date on which the Event of Default relating to the obligations set forth in Section 4.05 is cured or waived). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.05 is not cured or waived prior to such 361st day), the Notes will be subject to acceleration as provided in Section 5.02. In the event that the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03, the Notes shall be subject to acceleration as provided in Section 5.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with Section 4.05, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election on or before the close of business on the date on which such Event of Default would otherwise occur. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

In no event shall Additional Interest accrue under the terms of this Supplemental Indenture at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

The Trustee shall not at any time be under any duty or responsibility to any Holder to determine Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

Section 5.04. Payments of Notes on Default; Suit Therefor.

If an Event of Default described in clause (a) or (b) of Section 5.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.7 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.7 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.7 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or any rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05. Application of Monies Collected by Trustee.

Section 6.6 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.7 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.06. Proceedings by Holders

Section 6.7 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Except to enforce the right to convert its Notes or to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.12 of the Base Indenture, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein) (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to convert its Notes or to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.07. [Reserved.]

Section 5.08. [Reserved.]

Section 5.09. [Reserved.]

Section 5.10. Waiver of Past Defaults.

Section 6.13 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due, (ii) a failure by the Company to pay or deliver the consideration due upon conversion of the Notes within the time period required by the Indenture; provided, however, that the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may rescind acceleration and its consequences, including any related payment default or delivery default that resulted from acceleration, or (iii) a default in respect of a covenant or provision hereof which under Article 6 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11. Statement of Compliance and Notice to Holders of the Notes.

The Company shall, within 120 days after the end of the Company’s fiscal year, furnish to the Trustee a statement as to compliance with the provisions of the Indenture. If a Default or an Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Notes notice of a Default or an Event of Default within 90 days after it occurs. The Trustee may withhold notice to the Holders of the Notes of any Default or Event of Default (except in payment on any Note or payment or delivery of the consideration due upon conversion of any Note) with respect to the Notes if the Trustee determines in good faith that withholding notice is in the interest of the Holders of the Notes.

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Holders.

Section 9.1 of the Base Indenture shall not apply to the Notes. The provisions in this Section 6.01 shall, with respect to the Notes, supersede in their entirety Section 9.1 of the Base Indenture, and all references in the Base Indenture to Section 9.1 thereof shall, with respect to the Notes, be deemed to be references to this Section 6.01.

Subject to Section 6.02 hereof and Section 9.2 of the Base Indenture (except with respect to the waiver of compliance as set forth therein), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b) to comply with the covenants in Article 7 of this Supplemental Indenture;

(c) to make any change that does not adversely affect the rights of any Holder;

(d) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(e) to effect the appointment of a successor trustee pursuant to Section 7.8 of the Base Indenture and to add or change any provisions of the Indenture to provide for or facilitate the administration by more than one trustee;

(f) to provide for the assumption by a Successor Company of the obligations of the Company under this Supplemental Indenture pursuant to Article 7;

(g) to add guarantees with respect to the Notes;

(h) to secure the Notes;

(i) to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company; or

(j) to conform the provisions of the Indenture or the Notes to the “Description of the Notes” section of the Prospectus Supplement.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 6.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.02.

Section 6.02. Supplemental Indentures with Consent of Holders.

Sections 9.2 and 9.3 of the Base Indenture shall not apply to the Notes. The provisions in this Section 6.02 shall, with respect to the Notes, supersede in their entirety Sections 9.2 and 9.3 of the Base Indenture, and all references in the Base Indenture to Section 9.2 and 9.3 thereof shall, with respect to the Notes, be deemed to be references to this Section 6.02.

With the consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) change the stated maturity of the principal of or any interest on any Note;

(b) reduce the principal amount of or interest on any Note;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Note;

(d) change the currency of payment of principal of or interest on any Note or change the Note’s place of payment;

(e) impair the right of any Holder to receive payment of principal of (including the Fundamental Change Repurchase Price, if applicable) and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(f) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) change the ranking of the Notes;

(h) adversely affect the right of Holders to convert the Notes; or

(i) modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holders of Notes.

It shall not be necessary for the consent of the Holders of the Notes under this Section 6.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 6.02 becomes effective, the Company shall mail to the Holders of the Notes affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE 7

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01. Applicability of Article V of the Base Indenture.

Article V of the Base Indenture shall not apply to the Notes. The provisions in this Article 7 shall, with respect to the Notes, supersede in their entirety Article V of the Base Indenture, and all references in the Base Indenture to Article V thereof shall, with respect to the Notes, be deemed to be references to this Article 7.

Section 7.02. Company May Consolidate, Etc. on Certain Terms.

Subject to the provisions of Section 7.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another person, unless:

(a) the resulting, surviving or transferee person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 7.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another person.

Section 7.03. Evidence to Be Given to Trustee.

No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 7.

ARTICLE 8

CONVERSION OF NOTES

Section 8.01. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 8, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion

(if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 8.01(b), at any time prior to the close of business on the Business Day immediately preceding March 1, 2017 under the circumstances and during the periods set forth in Section 8.01(b), and (ii) irrespective of the conditions described in Section 8.01(b), on or after March 1, 2017 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 21.2427 shares of Common Stock (subject to adjustment as provided in Section 8.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 8.02, the “Conversion Obligation”).

(b) (i) If, prior to the close of business on the Business Day immediately preceding March 1, 2017, the Trading Price for the Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), on each Trading Day during any ten consecutive Trading-Day period (the “Measurement Period”) is less than less than 98% of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate, a Holder may surrender Notes for conversion at any time during the following five consecutive Trading Days. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Supplemental Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least $2,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each of the next four Trading Days. If the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate, the Bid Solicitation Agent on behalf of the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(ii) If, prior to the close of business on the Business Day immediately preceding March 1, 2017:

(A) the Company issues or distributes to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after date of distribution to subscribe for or purchase shares of the Common Stock, at less than the Average Market Price of the Common Stock on the announcement date of such distribution;

(B) the Company issues or distributes to all or substantially all holders of the Common Stock the Company’s assets (including cash), debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the announcement date of such distribution; or

(C) there occurs (a) a Fundamental Change, (b) a Make-Whole Adjustment Event, (c) a transaction or event that would have constituted a Fundamental Change but for the Listed Stock Exception or (d) a consolidation, merger or binding share exchange that does not also constitute a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities or other property (any such occurrence in sub-clauses (a) through (d), a “Specified Corporate Change”);

then the Company shall notify all Holders and the Trustee at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution or within 20 Business Days after the occurrence of the Specified Corporate Change (but in no event later than the date, if any, on which the Company publicly announces such Specified Corporate Change), as the case may be. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until either (a) in the case of an issuance or distribution, the earlier of the close of business on the business day prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, or (b) in the case of a Specified Corporate Change, the close of business on the related Fundamental Change Repurchase Date, or if such Specified Corporate Change does not constitute a Fundamental Change, the close of business on the date 35 Business Days after the actual effective date of such Specified Corporate Change.

In the case of an issuance or distribution, no conversion pursuant to that issuance or distribution will be allowed if Holders of the Notes will participate in that issuance or distribution, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes divided by $1,000 and multiplied by the Conversion Rate would participate.

For purposes of (A) and (B) of this clause (ii), the distribution of rights, options or warrants described in Section 8.04(c) as to which a Trigger Event may occur to holders of Common Stock will not constitute a distribution of rights or warrants by the Company. However, the occurrence of a Trigger Event will be deemed to be a distribution of such rights, options or warrants by the Company to all holders of the Common Stock.

For purposes of (A) of this clause (ii), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the applicable 10 consecutive Trading-Day, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii) Prior to the close of business on the Business Day immediately preceding March 1, 2017, all or any portion of a Holder’s Notes may be surrendered for conversion during any calendar quarter commencing after the calendar quarter ending on September 30, 2012 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock, for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter in which the conversion occurs, is more than 130% of the Conversion Price on each applicable Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after September 30, 2012 whether the Notes may be surrendered for conversion in accordance with this clause (iii) and shall notify the Company and the Trustee if the Notes become convertible in accordance with this clause (iii).

Section 8.02. Conversion Procedure; Settlement Upon Conversion.

(a) Except as provided in Section 8.03(b) and Section 8.07(a), upon conversion of any Note, on the third Business Day immediately following the last Trading Day of the relevant Conversion Period, the Company shall pay or deliver, as the case may be, through the Conversion Agent, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 30 Trading Days during the applicable Conversion Period for such Note, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 8.02.

(i) All conversions occurring on or after March 1, 2017 shall be settled using the same forms and amounts of consideration. Prior to March 1, 2017, the Company shall use the same forms and amounts of consideration for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same forms and amounts with respect to conversions that occur on different Trading Days. If the Company elects to settle all or a portion of its Conversion Obligation in excess of the principal portion of the Notes being converted in cash, the Company shall inform converting Holders through the Trustee of such election (the “Settlement Notice”) no later than the close of business on the Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after March 1, 2017, no later than March 1, 2017) and the Company shall indicate in such Settlement Notice the percentage of each share issuable upon conversion in excess of the principal portion of the Notes being converted that will be paid in cash (the “Cash Percentage”). If the Company does not so deliver a Settlement Notice prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Cash Percentage and the Company shall settle its Conversion Obligation by paying cash in respect of the principal portion of the converted Notes and delivering shares of Common Stock in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal portion of the Notes being converted as set forth herein.

(ii) The Daily Settlement Amounts (if applicable), the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Conversion Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 8.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h) and, if required, pay all transfer and similar taxes, if any, and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.

(i) The person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the related Conversion Period. Upon a conversion of Notes, such person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the Last Trading Day of the applicable Conversion Period. For each Note surrendered for conversion, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Conversion Period, and any fractional shares remaining after such computation shall be paid in cash.

Section 8.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Adjustment Events.

(a) If a Make-Whole Adjustment Event occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Adjustment Event, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Adjustment Event if the applicable Conversion Date occurs during the period from, and including, the

Effective Date of the Make-Whole Adjustment Event up to, and including, the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Adjustment Event that does not also constitute a Fundamental Change, the 25th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Adjustment Event, the Company shall satisfy the related Conversion Obligation in accordance with Section 8.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Adjustment Event, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the tenth Trading Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Adjustment Event no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and (1) the price paid or deemed to be paid per share of Common Stock in the Change in Control in the case of a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, in the event that Common Stock is acquired for cash, or (2) the average of the Closing Sale Prices of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such other Make-Whole Adjustment Event, in the case of any other Make-Whole Adjustment Event (the “Stock Price”). The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading-Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.04.

(e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 8.03 for each Stock Price and Effective Date set forth below:

	Stock Price

Effective Date	$37.66	$40.00	$42.50	$45.00	$47.50	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00

May 16, 2012	5.3106	4.6842	3.9557	3.3516	2.8481	2.4260	1.7715	1.3015	0.9594	0.7079	0.5210	0.3812	0.1968	0.0918

June 1, 2013	5.3106	4.7898	4.0043	3.3561	2.8190	2.3722	1.6877	1.2054	0.8615	0.6146	0.4359	0.3054	0.1408	0.0532

June 1, 2014	5.3106	4.7728	3.9317	3.2427	2.6776	2.2127	1.5132	1.0345	0.7050	0.4766	0.3180	0.2074	0.0771	0.0160

June 1, 2015	5.3106	4.5831	3.6809	2.9522	2.3645	1.8910	1.2032	0.7584	0.4716	0.2871	0.1685	0.0929	0.0155	0.0000

June 1, 2016	5.3106	4.1054	3.1193	2.3464	1.7477	1.2894	0.6816	0.3448	0.1637	0.0689	0.0204	0.0000	0.0000	0.0000

June 1, 2017	5.3106	3.7573	2.2867	0.9795	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $37.66 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 26.5533 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04.

(f) Nothing in this Section 8.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.04 in respect of a Make-Whole Adjustment Event.

Section 8.04. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate in any of the transactions described in this

Section 8.04, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes divided by $1,000 and multiplied by the Conversion Rate would participate

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0	×	OS'
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of the Common Stock, as applicable;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of the Common Stock, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of the Common Stock, as the case may be; and

OS'	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of the Common Stock, as the case may be.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination of the Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this Section 8.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR' = CR0	×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 8.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 8.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the

Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the applicable 10 consecutive Trading-Day, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) If an Ex-Dividend Date occurs for a distribution of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs as to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR' = CR0	×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 8.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property without having to convert its Notes, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR' = CR0	×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last day of the Valuation Period but will be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (c) to 10 Trading Days shall be deemed to be replaced solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Period. In respect of any conversion during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of this Section 8.04(c) (and subject in all respect to Section 8.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Conversion Rate under this Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a Holder or holders of Common Stock with respect to such rights, options or warrants (assuming such Holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any Holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8.04(a), Section 8.04(b) and this Section 8.04(c), any dividend or distribution to which this Section 8.04(c) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 8.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 8.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 8.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 8.04(b).

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the Common Stock, (other than (i) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up and (ii) a regular cash dividend that does not exceed $0.10 per share per quarter (as proportionately adjusted to reflect a change in dividend period) (the “Dividend Threshold Amount”)) the Conversion Rate shall be increased based on the following formula:

CR' = CR0	×	SP0 – T
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

T	=	the Dividend Threshold Amount; provided that if the dividend or distribution is not a regular cash dividend, the Dividend Threshold Amount will be deemed to be zero; and

C	=	the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.

The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment to the Conversion Rate made under this Section 8.04(d).

Any increase pursuant to this Section 8.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this Section 8.04(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and, if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR' = CR0	×	AC + (SP'×OS')
OS0 × SP'

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP'	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 8.04(e) shall be determined at the close of business on the tenth Trading Day immediately following, but excluding, the Expiration Date but will be given effect immediately at the open of business on the Trading Day next succeeding the Expiration Date; provided that if the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (e) to 10 Trading Days shall be deemed to be replaced solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Conversion Period. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f) [Reserved.]

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Company’s best interest. The Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register and the Trustee a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) [Reserved.]

(i) If:

(i) the Company elects or is deemed to elect to settle a portion of the Company’s Conversion Obligation in excess of the aggregate principal amount of the Notes being converted in shares of Common Stock,

(ii) any distribution or transaction described in clauses (a) to (e) above has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question, and

(iii) the shares received in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise),

then the Company will adjust the number of shares of Common Stock that it will deliver to a converting Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

(j) The Company shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 8.04 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% of the Conversion Rate (when such carried-forward adjustments are taken into account), and (ii) regardless of whether the aggregate adjustment is less than 1% of the Conversion Rate, (x) on the Conversion Date for any Notes; (y) on each Trading Day of any Conversion Period; and (z) upon any offer by the Company to repurchase the Notes upon a Fundamental Change. All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of the Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 8.05. Adjustments of Prices.

Whenever any provision of the Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values, Daily Settlement Amounts or the Stock Price for purposes of a Make-Whole Adjustment Event over a span of multiple days (including a Conversion Period and the period for determining the Stock Price for purposes of a Make-Whole Adjustment Event), the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when such Closing Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or Stock Prices are to be calculated.

Section 8.06. Shares to Be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 8.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) a consolidation, merger, combination or binding share exchange involving the Company,

(iii) a sale, assignment, conveyance, transfer, lease or other disposition to a another person of the Company’s property and assets as an entirety or substantially as an entirety,

in each case (any such event, a “Merger Event”), in which holders of the Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Article 6 of the Base Indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the Conversion Obligation shall be calculated and settled in accordance with Section 8.02 such that (A) the Company shall continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of the Notes being converted as set forth under Section 8.02, (B) the amount otherwise payable in cash upon conversion of the Notes as set forth under Section 8.02 shall continue to be payable in cash, (C) the number of shares of Common Stock, if any, otherwise deliverable upon conversion of the Notes in accordance with Section 8.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (D) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the tenth Trading Day immediately following the Conversion Date.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8, as determined by the Company. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 9.

(b) In connection with any Merger Event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Merger Event will be equal to zero.

(c) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 8.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture, including, if applicable, the weighted average in the second paragraph of subsection (a), to be mailed to each Holder, at its address appearing on the Note Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash and shares of Common Stock, if any, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.

(e) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 8.08. Certain Covenants.

(a) The Company covenants that any shares of Common Stock issued upon conversion of Notes will be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will use reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 8.09. Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 8.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 8.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 8.01(b). The Conversion Agent (if other than the Company or an Affiliate of the Company) shall have the same protection under this Section 8.09 as the Trustee.

Section 8.10. Notice to Holders Prior to Certain Actions.

In case of any voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then (unless notice of such event is otherwise required pursuant to another provision of the Indenture) the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dissolution, liquidation or winding-up.

Section 8.11. Stockholder Rights Plans.

To the extent that the Company has a rights plan (i.e., a poison pill) in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 9

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of occurrence of such Fundamental Change at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 9.

(b) Repurchases of Notes under this Section 9.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) substantially in the form set forth in Attachment 2 to the form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall include:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the fifth Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event, in which case the notice shall state the effective date of the Make-Whole Adjustment Event;

(iii) information about the Holders’ right to convert the Notes;

(iv) information about the Holders’ right to require the Company to purchase the Notes;

(v) the last date on which a Holder may exercise the repurchase right pursuant to this Article 9;

(vi) the Fundamental Change Repurchase Price;

(vii) the Fundamental Change Repurchase Date;

(viii) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(ix) if applicable, the Conversion Rate and any adjustments to the Conversion Rate; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

At the Company’s written request and upon 15 days prior notice, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 9.02. Withdrawal of Fundamental Change Repurchase Notice.

(a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 9.03. Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 9.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes.

In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

(b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes upon a Fundamental Change; in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01. Official Acts by Successor Corporation.

Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 10.02. No Security Interest Created.

Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.03. Benefits of Indenture.

Nothing in the Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 10.04. Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.05. Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under, Section 2.05, and Section 9.03, and Sections 2.3, 2.8 and 2.11 of the Base Indenture as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes. For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 7.10 of the Base Indenture.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time such compensation for its services as agreed in writing although the Company may terminate the authenticating agent (if other than the Trustee), if it determines such authenticating agent’s fees to be unreasonable.

The provisions of, Sections of 7.2, 7.3, and 7.4 of the Base Indenture and this Section 10.05 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 10.06. Execution in Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.07. Severability.

In the event any provision of the Indenture or the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 10.08. Calculations.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder.

Section 10.09. Ratification of Base Indenture.

Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent, Security Registrar, Conversion Agent or Bid Solicitation Agent hereunder, as if set forth herein in full.

Section 10.10. Withholding Taxes.

Notwithstanding anything to the contrary in this Indenture, if the Company is required by applicable law to pay, and pays, withholding tax on behalf of a Holder as a result of an adjustment to the Conversion Rate or for any other reason, the Company may, at its option, withhold or cause to be withheld such withholding tax from any payments of cash or shares of Common Stock on the Securities (or, if such withholding tax has not previously been fully withheld from such cash or shares, from any payments on the shares of Common Stock).

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

MEDICIS PHARMACEUTICAL CORPORATION

By:	/s/ Richard D. Peterson
	Name:	Richard D. Peterson
	Its:	Executive Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Jacqueline Bartnick
	Name:	Jacqueline Bartnick
	Its:	Director

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Its:	Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Medicis Pharmaceutical Corporation

1.375% Convertible Senior Note due 2017

No.	Initially $

CUSIP No. 584690 AC5

MEDICIS PHARMACEUTICAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]1[of $             (    DOLLARS)]2, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $500,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 1, 2017, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.375% per year from May 16, 2012, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2017. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2012, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 5.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 5.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.04(c) of the Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the

[1]	Include for a Global Note.
[2]	Include for a Physical Note.

time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in The City of New York as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash and shares of Common Stock, if any, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim or controversy arising out of or relating to this Note, shall be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MEDICIS PHARMACEUTICAL CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Medicis Pharmaceutical Corporation

1.375% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.375% Convertible Senior Notes due 2017 (the “Notes”), initially limited to the aggregate principal amount of $ $500,000,000 all issued or to be issued under and pursuant to an Indenture dated as of May 16, 2012 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of May 16, 2012 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented from time to time, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In the event of certain Events of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) of the Supplemental Indenture with respect to the Company or any Significant Subsidiaries) shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) of the Supplemental Indenture with respect to the Company or any Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Medicis Pharmaceutical Corporation

1.375% Convertible Senior Notes due 2017

The initial principal amount of this Global Note is FIVE HUNDRED MILLION DOLLARS ($500,000,000). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Medicis Pharmaceutical Corporation

To: Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, 27th Floor, New York, New York 10005, facsimile 732-578-4635

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 8.02(d) and Section 8.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Medicis Pharmaceutical Corporation

To: Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, 27th Floor, New York, New York 10005, facsimile 732-578-4635

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Medicis Pharmaceutical Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased by the Company (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

New York, New York 10005

Facsimile 732-578-4635

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1